Exhibit 10.33


                           REMINGTON PRODUCTS COMPANY
                               1998 BONUS PROGRAM
Except  where  indicated,  the  program  would be  identical  to the 1997  Bonus
Program.

1. In U.S., all exempt (not paid for overtime) employees participate. In foreign operations, local standards dictate who receives bonus.


2. Target bonuses:

         a.       In US, target bonuses would be:

              Grade Level                            Target as % of Salary
         ----------------                            ---------------------
                  10                                          5%
                  11                                          5
                  12                                          5
                  13                                          5
                  14                                          5
                  15                                          5
                  16                                          7
                  17                                          10
                  18                                          15
                  19                                          20
                  20                                          25
                  21                                          30
                  22                                          35
                  23                                          40
                  24                                          45
                  25                                          50
                  26                                          55
                  27                                          60
                  28                                          65
                  29                                          70
                  30                                          75

         (b) Outside U.S., target bonuses run from 2% to maximum of 35% (other than Hoddinott and Kimpton).

3. For senior executives (Castaldi, Handler, Hoddinott, Kimpton, Lee, Linton, Lipson and Simmone) 50% of target bonus will be dependent upon performance against EBITDA budget for entire company with remainder, where applicable, dependent upon performance of managed business (i.e. retail, UK, Australia, etc.) against EBITDA budget. At level immediately below senior executives, 25% of target bonus will be dependent upon performance of entire company against EBITDA budget with 75% dependent upon performance of applicable business. At levels below direct reports, 100% of bonus dependent upon performance of applicable business. Target bonus for many people in the U.S. (i.e. manufacturing and finance) will be entirely dependent upon worldwide results. NEW FOR 1998: CEO has discretion to provide that up to 20% of target bonus for any senior executive and for individuals in level immediately below will be dependent upon achievement of measurable personal goals.

4. Sliding scale which cuts off at 90% of budgeted EBITDA (no bonus paid below 90%) with no maximum for portion dependent upon worldwide results and a maximum of 200% for that portion of bonus dependent upon applicable business. The same scale would apply to that portion of the bonus dependent upon achievement of a personal goal, i.e . no bonus paid unless 90% of goal achieved with a maximum of 200% of the possible.

5.        Payment scale:

          Achievement of Budget                       % of Target Bonus
               90%                                            50%
               95                                             75
              100                                            100
              100+                               Increases 2 points for every
                                                           point above 100


6. The CEO has the authority to increase an individual's bonus above the applicable amount and to grant a bonus to individuals not in the bonus program.

7.        Payment of bonus: Entire bonus paid upon completion of year-end audit.

8. Individual must be employed by July 1st in order to be eligible for bonus. Any exception for grade level 18 and below must be approved by the Vice President Administration and by the CEO for any grade level above 18.

9. Individual must be employed at time of bonus payment in order to receive. An exception is if employment is terminated for reasons other than "cause" after June 30th and before payment of bonus, individual will receive a proportionately reduced bonus based upon the number of months employed during the fiscal year. "Cause is defined as a) commission of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in financial loss to the Company or any of its subsidiaries, b) conviction of a felony,
          c) willful misconduct which is reasonably likely to result in injury or financial loss to the Company or any of its subsidiaries, or d) the willful failure to render services to the Company or any of its subsidiaries in accordance with the employee's employment which failure amounts to a material neglect of the employee's duties to the Company or any of its subsidiaries.